Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Civitas Resources, Inc. 2024 Long Term Incentive Plan of our report dated April 11, 2023, with respect to the consolidated financial statements of Hibernia Energy III, LLC, included in Civitas Resources, Inc.’s Current Report on Form 8-K/A dated September 29, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas

June 10, 2024